UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 23, 2023

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913

(Address of principal executive offices)(Zip Code)

239-226-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

Alico, Inc. (the “Company”) held its Annual Meeting of Shareholders on February 23, 2023. There were 7,592,937 shares of common stock entitled to be voted and 5,540,091 shares were voted in person or by proxy, thus a quorum was present. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final voting tally certified by the Company’s Inspector of

Elections with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 17, 2023.

Proposal 1: The Company’s shareholders elected each of the Company’s eight nominees for director to hold office for the ensuing year, or until their respective successors are duly elected and qualified, as set forth below:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

John E. Kiernan	4,271,654	92,011	65,465	1,110,961
George R. Brokaw	4,277,525	73,408	78,197	1,110,961
Katherine R. English	3,654,809	696,237	78,084	1,110,961
Benjamin D. Fishman	3,881,297	467,425	80,408	1,110,961
W. Andrew Krusen, Jr.	4,271,887	76,226	81,017	1,110,961
Toby K. Purse	3,811,133	537,553	80,444	1,110,961
Adam H. Putnam	3,822,854	525,729	80,547	1,110,961
Henry R. Slack	3,124,981	1,235,780	68,369	1,110,961

Proposal 2: The Company’s shareholders voted in favor of ratifying the Audit Committee’s selection of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2023, as set out below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,369,808	86,087	84,196	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2023	ALICO, INC.

	By:	/s/ Perry Del Vecchio

Perry Del Vecchio
Chief Financial Officer